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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-200420) and related Prospectus of Ashford Hospitality Prime, Inc. for the registration of 8,224,582 shares of its common stock and to the incorporation by reference therein of our report dated March 16, 2015, with respect to the consolidated financial statements and schedule of Ashford Hospitality Prime, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
July 16, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm